Exhibit 99.1
September 12, 2006
DEFERRED COMPENSATION PLAN
(Effective January 1, 2005)
SECTION 1. ESTABLISHMENT AND PURPOSE.
     The PACCAR Inc Deferred Compensation Plan was adopted effective as of January 1, 2005, to provide certain employees with an opportunity (a) to defer payment of all or part of their bonuses payable under the Incentive Plan and (b) to defer all or part of any LTIP Award payable under the LTIP. The Plan is intended to satisfy the requirements of, and shall be implemented and administered in a manner consistent with, Section 409A of the Code.
     As of December 31, 2004, the Prior Plans were frozen. Such Prior Plans cover the deferred awards accrued by participants as of December 31, 2004 that are not subject to Section 409A of the Code. The deferral of amounts earned and payable under the Incentive Plan, and of cash awards earned and vested under the LTIP, on or after January 1, 2005 shall be pursuant to this Plan.
SECTION 2. DEFINITIONS.
     (a) “Account” means each bookkeeping account established pursuant to Section 6 on behalf of an Executive who elects to participate in the Plan. Each Account may consist of two subaccounts: an Income Account and a Stock Account.
     (b) “Beneficiary” means the person or persons who shall receive payment of the Participant’s Account(s) in the event of the death of the Participant.
     (c) “Board” means the Board of Directors of the Company, as constituted from time to time.
     (d) “Cause” means (i) an act of embezzlement, fraud or theft, (ii) the deliberate disregard of the rules of the Company or a Subsidiary, (iii) any unauthorized disclosure of any of the secrets or confidential information of the Company or a Subsidiary, (iv) any conduct which constitutes unfair competition with the Company or a Subsidiary or (v) inducing any customers of the Company or a Subsidiary to breach any contracts with the Company or a Subsidiary.
     (e) “Code” means the Internal Revenue Code of 1986, as amended.
     (f) “Company” means PACCAR Inc, a Delaware corporation, or its successor.
     (g) “Committee” means the Compensation Committee of the Board.
     (h) “Common Stock” means the common stock of the Company.

     (i) “Deferred Award” means the particular Incentive Award and/or LTIP Award that is deferred pursuant to the Plan.
     (j) “Eligible Award” means the Incentive Awards and/or LTIP Awards that are eligible for deferral pursuant to the Plan. The Incentive Awards and the LTIP Awards are intended to qualify as “performance-based compensation” (as defined by Section 409A of the Code and the Treasury regulations promulgated thereunder); provided, however, that prior to January 1, 2007 such awards are intended to qualify as “bonus compensation” as such term is defined in Internal Revenue Service Notice 2005-1.
     (k) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     (l) “Executive” means an employee of the Company or a Subsidiary who is eligible to participate in the Incentive Plan or the LTIP.
     (m) “Incentive Award” means a bonus earned and payable to an Executive under the Incentive Plan that is eligible for deferral pursuant to the Plan. The “2005” Incentive Awards are the first Incentive Awards eligible for deferral under the Plan.
     (n) “Incentive Plan” means (i) the PACCAR Inc Senior Executive Yearly Incentive Compensation Plan or (ii) the PACCAR Inc Incentive Compensation Program, as they may be amended from time to time.
     (o) “Income Account” means the subaccount under a Participant’s Account which shall include all or part of a Deferred Award that is credited with interest as set forth in Section 5.
     (p) “LTIP” means the PACCAR Inc Long Term Incentive Plan, as such plan may be a amended from time to time.
     (q) “LTIP Award” means a long term cash award earned and payable to an Executive under the LTIP that is eligible for deferral pursuant to the Plan. The “2002-2004 Cycle” LTIP Awards (payable in 2005) are the first LTIP Awards eligible for deferral under the Plan.
     (r) “Participant” means a current or former Executive with an unpaid Account(s) under the Plan.
     (s) “Permanent and Total Disability” refers to a permanent and total disability for purposes of the PACCAR Inc Long Term Disability Plan or any other long-term disability plan maintained by the Company (or any of its subsidiaries).
     (t) “Plan” means this PACCAR Inc Deferred Compensation Plan, as it may be amended from time to time.
     (u) “Plan Year” means the calendar year.

     (v) “Prior Plans” means the PACCAR Inc Deferred Incentive Compensation Plan, and Section 6 of the Administrative Guidelines of the PACCAR Inc Long Term Incentive Plan.
     (w) “Separation From Service” means a “separation from service” as defined in Section 409A of the Code and the Treasury regulations promulgated thereunder.
     (x) “Service” means employment with the Company or any Subsidiary.
     (y) “Specified Employee” means a Participant who is a “specified employee” as such term is defined in Section 409A of the Code. The Committee shall determine if a Participant is a Specified Employee as of the date of the Participant’s Separation From Service, in accordance with Section 409A of the Code and the Treasury regulations promulgated thereunder.
     (z) “Stock Account” means the subaccount under a Participant’s Account which shall include all or part of a Deferred Award that is credited with shares of Common Stock as set forth in Section 6.
     (aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
SECTION 3. ADMINISTRATION.
     The Committee shall have the authority to administer the Plan in its sole discretion. To this end, the Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind rules relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. Any determination, decision or action of the Committee in connection with the construction, interpretation or administration of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan.
SECTION 4. PARTICIPATION.
     An Executive who wishes to defer an Eligible Award must make a deferral election with respect to such Eligible Award at least six months before the end of the performance period during which such Eligible Award is earned. A newly eligible Executive who wishes to defer an Eligible Award also may make a deferral election with respect to such Eligible Award within thirty days of the date the Executive first becomes eligible to participate in the Plan. Except as otherwise provided in the Plan, an Executive’s deferral election is irrevocable and cannot be amended.

SECTION 5. TIME AND MANNER OF PAYMENT OF ACCOUNTS.
     (a) Time of Payment. Each deferral election must specify the time of payment of the Deferred Award. Payment may be made on account of: (1) the Participant’s Separation From Service or (2) a specific payment date(s), as described in the deferral election forms prescribed by the Committee. If the Participant elects to be paid a Deferred Award upon his or her Separation From Service and the Account established with respect to such Deferred Award is paid on account of the Participant’s Separation From Service, then payment shall be made or commence in the first January following the Participant’s Separation From Service (or, if the Participant is a Specified Employee, at least six (6) months following the Participant’s Separation From Service). In addition, if the Participant fails to specify the timing of payment of a Deferred Award, then the Account established with respect to such Deferred Award shall be paid in the first January following the Participant’s Separation From Service (or, if the Participant is a Specified Employee, at least six (6) months following the Participant’s Separation From Service).
(b) Manner of Payment.
          (i) Income Account. The Participant must specify in each deferral election the manner in which the particular Income Account shall be paid. A Participant may elect to have his or her Income Account paid either (1) in a single cash lump sum, or (2) in substantially equal annual cash installments (not to exceed fifteen), calculated by dividing the balance remaining in such Income Account by the number of installments then remaining to be distributed. If the Participant fails to specify the manner of payment for his or her Income Account, such Income Account shall be paid in a single cash lump sum.
          (ii) Stock Account. The Participant’s Stock Account shall be paid in a single lump sum distribution of whole shares of Common Stock. Any fractional shares of Common Stock in the Participant’s Stock Account shall be paid in a cash lump sum.
     (c) Changes to Deferral Elections. A Participant may change the time and manner of payment of a particular Account; provided that (i) the new election shall not become effective for 12 months from the date it is made and (ii) the new payment date is at least five years later than the original payment date. Notwithstanding the foregoing, a change in the time and/or manner of payment of the particular Account under this Section 5(c) shall not accelerate payment of such Account, except as allowed by Section 409A of the Code and the Treasury regulations promulgated thereunder.
     (d) Small Accounts. Notwithstanding a Participant’s election under this Section 5, if the total value of all of a Participant’s Accounts under the Plan is less than $50,000 at the time the Participant is scheduled to receive his or her first payment, then all of such Participant’s Accounts under the Plan shall be paid in a single lump sum at that time. Notwithstanding the foregoing, if the first scheduled payment date is based on the Participant’s Separation From Service and the Participant is a Specified Employee, then such Participant’s Accounts shall not be paid earlier than six months following the Participant’s Separation From Service.

     (e) Early Separation From Service. Notwithstanding a Participant’s election under this Section 5, if a Participant incurs a Separation From Service (for any reason other than death or a Permanent and Total Disability) before attaining age 55 and completing 15 years of Service, then all of such Participant’s Accounts shall be paid in a single lump sum in the first month immediately following the such Separation From Service. However, if such Participant is a Specified Employee, then all of such Participant’s Accounts shall be paid in a single lump sum at least six months following the Participant’s Separation From Service.
     (f) Age 70 1/2 Payment. Notwithstanding any other provision of the Plan to the contrary, payment of a Participant’s Accounts shall be made or commence no later than the January immediately following the calendar year in which the Participant attains age 70 1/2.
     (g) Withholding. To the extent required by law in effect at the time payment is made from the Plan, the Company or its agents shall have the right to withhold or deduct from any payment under the Plan any taxes required to be withheld by federal, state or local governments.
     (h) 2005 Plan Year Deferral Elections. Notwithstanding anything to the contrary in this Section 5, an Executive may elect to defer Eligible Awards under the Plan for the 2005 Plan Year (and only the 2005 Plan Year) by completing a deferral election no later than June 30, 2005. In addition, for the 2005 Plan Year only, subject to Internal Revenue Service Notice 2005-1 and the Treasury regulations promulgated pursuant to Section 409A of the Code, a Participant may cancel (in whole or in part) his or her deferral election with respect to the following: (i) the Incentive Award with a January 1, 2005-December 31, 2005 performance period; (ii) the LTIP Award with a 2002-2004 performance period; and (iii) the LTIP Award with a 2003-2005 performance period. However, if the Participant cancels a deferral election covering (i), (ii), or (iii) above pursuant to this Section 5(h), then the amount of the Incentive Award and/or LTIP Award(s) that is the subject of the cancelled deferral election shall be payable to the Participant, and the Participant shall include such amount as taxable income, in the calendar year in which such amount is payable under the terms of the Incentive Plan and/or LTIP.
SECTION 6. PARTICIPANT ACCOUNTS
     (a) Establishment of Accounts. The Committee shall establish and maintain an Account for an Executive with respect to each Incentive Award or LTIP Award deferred under the Plan. Each Account shall be credited with an amount equal to that portion of the Incentive Award and/or LTIP Award that is not payable currently to the Executive because of the terms of a deferral election. Separate Accounts will be maintained for each Deferred Award, except as the Committee may otherwise have determined.
     (b) Investment of Accounts. An Executive must specify in each deferral election how the Deferred Award is to be invested and allocated between an Income Account and a Stock Account.
          (i) Income Account. The Committee shall credit each Income Account with an initial account balance equal to all or part of the Deferred Award as the Executive shall specify in the deferral election. That portion of the Deferred Award shall be credited as of the January next following the performance period in which such Deferred Award was earned. Commencing with that date, and continuing up to the close of the calendar quarter immediately preceding the date when the last payment from such account is made, each Income Account shall be credited with interest on the account balance. Interest shall be credited each calendar quarter during the deferral period at a rate equal to the simple combined average of the monthly Aa Industrial Bond yield average for the immediately preceding calendar quarter, as reported in Moody’s Bond Record. Such interest shall be compounded quarterly.
          (ii) Stock Account. The Committee shall credit each Stock Account with an initial account balance equal to all or part of the Deferred Award as the Executive shall specify in the deferral election. A deferred Incentive Award that is invested in a Stock Account shall be credited as of the January next following the performance period in which such Incentive Award was earned. The initial account balance shall be equal to the number of shares of Common Stock that such portion of the Incentive Award could have purchased at the average closing price of a share of Common Stock for the first five (5) days in January in which the Common Stock is actively traded. A deferred LTIP Award that is invested in a Stock Account shall be credited as of the date such LTIP Award is payable under the terms of the LTIP. The initial account balance shall be the number of shares of Common Stock that such portion of the LTIP Award could have purchased at the closing price of a share of Common Stock on the date the deferred LTIP Award is credited into the Stock Account. Thereafter, any dividends earned on the shares of Common Stock in a Stock Account will be treated as if those dividends had been invested in additional shares of Common Stock at the closing price on the date the dividends are paid. Each Stock Account will be adjusted pursuant to Article 10 of the LTIP.
     (c) Account Statements. As soon as practicable after July 1 of each Plan Year (and after such other dates as the Committee may determine), the Committee shall cause to be prepared and delivered to each Participant a written statement showing the balance in his or her Account(s) as of the applicable date.
SECTION 7. DEATH BENEFITS.
     (a) Participant’s Death. Upon the death of a Participant, his or her unpaid Account(s) shall be paid to his or her Beneficiary. The payment shall be made at the time(s) and in the manner specified in the election filed by the Participant. If the Participant did not specify the Beneficiary’s time of payment prior to his or her death, then the payment to the Beneficiary shall be made as soon practicable after the death of the Participant. If the Participant did not specify the Beneficiary’s manner of payment, then the payment to the Beneficiary shall be in a single lump sum. If a designated Beneficiary dies before full payment of his or her entire share of the Participant’s Accounts, then the remaining payments shall be made to such Beneficiary’s estate.
     (b) Designation of Beneficiary. Upon commencement of participation in the Plan, each Participant shall, by filing the applicable form as prescribed by the Company, name a person or persons as the Beneficiary who will receive any payments under the Plan in the event of the Participant’s death, in addition to the time and manner of payment. If the Participant has not named a Beneficiary, then the Participant’s estate shall be the Beneficiary. The Participant may change his or her Beneficiary designation from time to time. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made in writing on the prescribed form and is received by the Committee (or its delegate) prior to the Participant ‘s death. Notwithstanding any other provision of this Section 7 to the contrary, in the case of a married Participant, any designation of a person other than his or her spouse as the sole primary Beneficiary shall be valid only if the spouse consented to such designation in writing.
SECTION 8. FORFEITURE OF ACCOUNTS.
     All of a Participant’s Account shall be forfeited in the event that his or her Separation From Service is for Cause or in the event that after a Separation From Service for any other reason, the Participant fails or refuses to provide advice or counsel to the Company or a Subsidiary when reasonably requested to do so. The Committee’s good-faith determination of the existence of facts justifying forfeiture shall be conclusive.
SECTION 9. INCOMPETENCE.
     If, in the opinion of the Committee, any Participant (or Beneficiary, if applicable) becomes unable to handle properly any payment made under the Plan, then the Committee may make such arrangements for payment on such individual’s behalf as it determines will be beneficial to such individual, including (without limitation) payment to such individual’s guardian, conservator, spouse or dependent.
SECTION 10. UNSECURED RIGHTS.
     The Plan is unfunded. The interest under the Plan of any Participant (or Beneficiary, if applicable) and the right to receive payment shall be an unsecured claim against the general assets of the Company. The Accounts shall be bookkeeping entries only, and no Participant (or Beneficiary, if applicable) shall have an interest in or claim against any specific asset of the Company pursuant to the Plan.
SECTION 11. NONASSIGNABILITY OF INTERESTS.
     The interest and property rights of any Participant (or Beneficiary, if applicable) under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation of this Section 11 shall be void.
SECTION 12. LIMITATION OF RIGHTS.
     (a) No Right to Eligible Awards. Nothing in the Plan shall be construed to give an Executive any right to receive an Incentive Award and/or be granted an LTIP Award.
     (b) No Right to Employment. Neither the Plan nor the deferral of an Eligible Award, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or a Subsidiary will employ an Executive for any period of time, in any position or at any particular rate of compensation.

SECTION 13. DOMESTIC RELATIONS ORDERS.
     The procedures established by the Company for the determination of the qualified status of domestic relations orders and for making distributions under qualified domestic relations orders, as provided in Section 206(d) of ERISA, shall apply to the Plan.
SECTION 14. CLAIMS AND INQUIRIES.
     (a) Application for Benefits. Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Committee in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant or, in the case of a benefit payable after his or her death, by the Beneficiary.
     (b) Denial of Application. In the event that an application for benefits is denied in whole or in part, the Committee shall notify the applicant in writing of the denial and of the right to a review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Committee received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Committee received the application.
     (c) Request for Review. An applicant whose application for benefits was denied in whole or in part, or the applicant’s duly authorized representative, may appeal the denial by submitting to the Committee a request for a review of the application within 90 days after receiving written notice of the denial from the Committee. The Committee shall give the applicant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Committee. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters that the applicant deems pertinent. The Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.
     (d) Decision on Review. The Committee shall act on each request for an appeal within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Committee received the request for a review. The Committee shall give prompt written notice of its decision to the applicant. In the event that the Committee confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

     (e) Rules and Interpretations. The Committee shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Section 14.
     (f) Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Section 14(a) above, (ii) has been notified by the Committee that the application is denied, (iii) has filed a written request for a review of the application in accordance with Section 14(c) above and (iv) has been notified in writing that the Committee has affirmed the denial of the application; provided, however, that legal action may be brought after the Committee has failed to take any action on the claim within the time prescribed by Sections 14(b) and 14(d) above, respectively.
SECTION 15. AMENDMENT OR TERMINATION OF THE PLAN.
     (a) The Board or Committee may amend (including suspend) the Plan at any time. In the event all or any provision of the Plan is determined either (i) to violate Section 409A of the Code (and the Treasury regulations thereunder) or (ii) to cause any of the deferrals under the Prior Plans to fail to qualify for “grandfathered” status treatment in accordance with Section 409A of the Code (and the Treasury regulations promulgated thereunder), each Participant consents to the adoption of such conforming amendments as the Board or Committee deems necessary, in its sole discretion, to comply with Section 409A of the Code (and the Treasury regulations promulgated thereunder) and to preserve the “grandfathered” status of such deferrals.
     (b) The Board or Committee may terminate the Plan at any time, subject to the requirements of Section 409A of the Code and the Treasury regulations promulgated thereunder.
SECTION 16. CHANGE OF CONTROL
     The Board or Committee may terminate the Plan in its entirety within the 30 days preceding or the 12 months following a “change in control event” (as such term is defined in the Treasury regulations promulgated pursuant to Section 409A of the Code); provided, that all substantially similar arrangements also are terminated and that the Participants receive the balance of their Accounts within 12 months of the date the Plan is terminated. The Board or Committee shall determine, in its sole discretion, whether to terminate the Plan pursuant to this Section 16, in accordance with Section 409A of the Code and the Treasury regulations promulgated thereunder.
SECTION 17. CHOICE OF LAW.
     The validity, interpretation, construction and performance of the Plan shall be governed by ERISA and, to the extent they are not preempted, by the laws of the State of Washington.

SECTION 18. EXECUTION.
     To record the adoption of the Plan to read as set forth herein, PACCAR Inc by its Chairman, Compensation Committee, has executed this Plan document on September 12, 2006.

PACCAR Inc
By	/s/ John M. Fluke, Jr.
John M. Fluke, Jr.
Chairman Compensation Committee